THE REGISTRANT HAS APPLIED FOR CONFIDENTIAL TREATMENT OF CERTAIN TERMS IN THIS EXHIBIT WITH THE SECURITIES AND EXCHANGE COMMISSION. THE CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE MARKED WITH AN ASTERISK [*] AND HAVE BEEN OMITTED. THE OMITTED PORTIONS OF THIS EXHIBIT WILL BE FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

                              REINSURANCE AGREEMENT

                                     BETWEEN

                 NORTH AMERICAN SECURITY LIFE INSURANCE COMPANY

                              BOSTON, MASSACHUSETTS

                      referred to as the "Ceding Company"

                                       AND

                       PAINEWEBBER LIFE INSURANCE COMPANY

                              WEEHAWKEN, NEW JERSEY

                         referred to as the "Reinsurer"

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I    GENERAL PROVISIONS                                               3
ARTICLE II   REINSURANCE PREMIUMS                                             7
ARTICLE III  COMMISSIONS AND ALLOWANCES                                       8
ARTICLE IV   BENEFIT PAYMENTS                                                11
ARTICLE V    RESERVE ADJUSTMENTS                                             13
ARTICLE VI   ADJUSTMENT FOR TRANSFERS INVOLVING FIXED ACCOUNT                14
ARTICLE VII  ACCOUNTING AND SETTLEMENTS                                      15
ARTICLE VIII DURATION AND RECAPTURE                                          18
ARTICLE IX   TERMINAL ACCOUNTING AND SETTLEMENT                              21
ARTICLE X    ARBITRATION                                                     22
ARTICLE XI   INSOLVENCY                                                      23
ARTICLE XII  EXECUTION AND EFFECTIVE DATE                                    24
SCHEDULE A   ANNUITIES AND RISKS REINSURED                                   25
SCHEDULE B   QUARTERLY REPORT OF ACTIVITY AND SETTLEMENTS                    28
SCHEDULE C   MODIFIED COINSURANCE RESERVE INVESTMENT CREDIT                  33
SCHEDULE D   COMMISSION SCHEDULES                                            34

                              REINSURANCE AGREEMENT

This Agreement is made and entered into by and between North American Security Life Insurance Company (hereinafter referred to as the "Ceding Company") and Paine Webber Life Insurance Company (hereinafter referred to as the "Reinsurer").

The Ceding Company and the Reinsurer mutually agree to reinsure on the terms and conditions stated herein. This Agreement is an indemnity reinsurance agreement solely between the Ceding Company and the Reinsurer, and performance of the obligations of each party under this Agreement will be rendered solely to the other party. In no instance will anyone other than the Ceding Company or the Reinsurer have any rights under this Agreement, and the Ceding Company will be and remains the only party hereunder that is liable to any insured, policy owner or beneficiary under any annuity reinsured hereunder.

                                    ARTICLE I

                               GENERAL PROVISIONS

1. Annuities and Risks Reinsured. The Reinsurer agrees to indemnify the Ceding Company for, and the Ceding Company agrees to reinsure with the Reinsurer, according to the terms and conditions hereof, the portion of the risks under the annuities described in Schedule A attached hereto.

2. Coverages and Exclusions. Only the variable annuities described in Schedule A are reinsured under this Agreement.

3. Plan of Reinsurance. This indemnity reinsurance will be on a modified-coinsurance basis. The Ceding Company will retain, control and own all assets held in relation to the Modified Coinsurance Reserve.

4. Expenses. The Reinsurer will bear no part of the expenses incurred in connection with the annuities reinsured hereunder, except as otherwise provided herein.

5. Annuity Changes. The Ceding Company must provide written notification to the Reinsurer of any change which affects the original terms or conditions of any annuity reinsured hereunder not later than thirty (30) days after the change takes effect. The Reinsurer will provide written notification to the Ceding Company as to the Reinsurer's acceptance or rejection of the change within thirty (30) days after receipt of notice of the change. If the Reinsurer accepts any such change, the Reinsurer will (a) assume that portion of any increase in the Ceding Company's liability, resulting from the change, which corresponds to the portion of the annuities reinsured hereunder, and (b) receive credit for that portion of any decrease in the Ceding Company's liability, resulting from the change, which corresponds to the portion of the annuities reinsured hereunder. If the Reinsurer rejects any such change, the Reinsurer's liability under this Agreement will be determined as if no such change had occurred.

6. No Extracontractual Damages. The Reinsurer does not indemnify the Ceding Company for, and will not be liable for, any extracontractual damages or extracontractual liability of any kind whatsoever resulting from fraud, oppression, bad faith, strict liability, or negligent, reckless or intentional wrongs on the part of the Ceding Company or its directors, officers, employees and agents. The following types of damages are examples of damages that would be excluded under this Agreement for the conduct, described above actual damages, damages for emotional distress, and punitive or exemplary damages.

7. Annuity Administration. The Ceding Company will administer the annuities reinsured hereunder and will perform all accounting for such annuities; provided, however, that the Reinsurer reserves the right to participate in claims administration.

8. Inspection. At any reasonable time, the Reinsurer or its representatives may inspect during normal business hours, at the principal office of the Ceding Company, the original papers and any and all other books or documents relating to or affecting reinsurance under this Agreement. The Reinsurer or its representatives will not use any information obtained through any inspection pursuant to this Paragraph for any purpose not relating to reinsurance hereunder.

9. Taxes. The allowance for any premium taxes paid in connection with the annuities reinsured hereunder is included in the Commissions and Allowances, described in Article III. The Reinsurer will not reimburse the Ceding Company for any other taxes paid by the Ceding Company in connection with the annuities reinsured hereunder.

10. Proxy Tax Reimbursement. Pursuant to IRC Section 848, insurance companies are required to capitalize and amortize specified policy acquisition expenses. The amount capitalized is determined by proxy based on a percentage of "reinsurance premiums" as defined in the IRS regulations relating to IRC Section 848. The Reinsurer and the Ceding Company agree that any costs which would result from IRC Section 848 are not subject to reimbursement hereunder.

11. Election to Determine Specified Policy Acquisition Expenses. The Ceding Company and the Reinsurer agree that the party with net positive consideration under this Agreement will capitalize specified policy acquisition expenses with respect to annuities reinsured under this Agreement without regard to the general deductions limitation of Section 848(c)(1) of the Internal Revenue Code of 1986, as amended. The coding Company and the Reinsurer will Exchange information pertaining to the amount of net consideration under this agreement each year to ensure consistency. The Ceding Company will submit a schedule to the Reinsurer by May 1 of each year presenting its calculation of the net consideration for the preceding taxable year. The Reinsurer may contest the calculation in writing within thirty (30) days of receipt of the Ceding Company's schedule. Any differences will be resolved between the parties so that consistent amounts are reported on the respective tax returns for the preceding taxable year. This election to capitalize specified policy acquisition expenses without regard to the general deductions limitation is effective for all taxable years during which this Agreement remains in effect.

12. Condition. The reinsurance hereunder is subject to the same limitations and conditions as the annuities issued by the Ceding Company which are reinsured hereunder, except as otherwise provided in this Agreement.

13. Misunderstandings and Oversights. If any failure to pay amounts due or to perform any other act required by this Agreement is unintentional and caused by misunderstanding or oversight, the Ceding Company and the Reinsurer will adjust the situation to what it would have been had the misunderstanding or oversight not occurred.

14. Adjustments. If the Ceding Company's liability under any of the annuities reinsured hereunder is changed because of a misstatement of age, sex or any other material fact, the Reinsurer will (a) assume that portion of any increase in the Ceding Company's liability, resulting from the change, which corresponds to the portion of the annuities reinsured hereunder, and
     (b) receive credit for that portion of any decrease in the Ceding Company's liability, resulting from the change, which corresponds to the portion of the annuities reinsured hereunder.

15. Reinstatements. If an annuity reinsured hereunder is surrendered or annuitized, and is subsequently reinstated while this Agreement is in force, the reinsurance for such annuity will be reinstated automatically. The Ceding Company will pay the Reinsurer the Reinsurer's proportionate share of all amounts received by the Ceding Company in connection with the reinstatement of the annuity, plus any amounts previously refunded to the Ceding Company by the Reinsurer in connection with the lapse of the annuity.

16. Assignment. The Ceding Company may not assign any of its rights, duties or obligations under this Agreement without prior written consent of the Reinsurer. The Reinsurer may not assign any of its rights, duties, or obligations under this Agreement without prior written consent of the Ceding Company.

17. Amendments and Waiver. Any change or modification to this Agreement will be null and void unless made by amendment to the Agreement and signed by both parties. Any waiver will constitute a waiver only in the circumstances for which it was given and will not be a waiver of any future circumstances.

18. Entire Agreement. The terms expressed herein constitute the entire agreement between the parties with respect to the annuities reinsured hereunder. There are no understandings between the parties with respect to the annuities reinsured hereunder other than as expressed in this Agreement.

19. Current Practices. The Ceding Company will not materially change, alter or otherwise compromise its underwriting, claims paying or administrative practice with respect to the annuities reinsured hereunder without prior written consent of the Reinsurer.

                                   ARTICLE II

                              REINSURANCE PREMIUMS

1. Initial Consideration. The Ceding Company will pay the Reinsurer an Initial Consideration equal to the quota share, as defined in Schedule A, of the Account Value on all annuities reinsured under this Agreement, calculated as of the Effective Date of this Agreement.

2. Reinsurance Premiums. The Ceding Company will pay the Reinsurer Reinsurance Premiums on all annuities reinsured under this Agreement in an amount equal to a quota share, as defined in Schedule A, of the gross premiums collected and deposited into the Separate Account during the Accounting period by the Ceding Company. The Reinsurance Premiums paid to the Reinsurer by the Ceding Company will be remitted to the Reinsurer at the end of the Accounting Period during which the gross premiums were collected and deposited by the Ceding Company.

                                   ARTICLE III

                           COMMISSIONS AND ALLOWANCES

1. Initial Commission. Simultaneous with the payment of the Initial Consideration, the Reinsurer will pay an Initial Commission to the Ceding Company equal to a percentage of the Initial Consideration, as follows:

                        Initial Commission as a
Category as Described    Percentage of Initial
    in Schedule A            Consideration
---------------------   -----------------------
        A & B                     [*]
        C & D                     [*]
          E                       [*]
          F                       [*]

2. Premium Tax. The Reinsurer shall reimburse the Ceding Company for all premium taxes incurred on the Reinsurance Premiums.

3. Commissions. The Reinsurer shall reimburse the Ceding Company for all commissions wholesaler overrides and costs of special promotions incurred on the Reinsurance Premiums and on that portion of the Account Value of the annuities reinsured hereunder which corresponds to the portion of the annuities reinsured hereunder as of the end of the current Accounting Period. Commissions will be net of a quota share of commission chargebacks on policies reinsured hereunder. Schedule D shows the current commission schedule for the annuities reinsured hereunder.

4. Allowance for Expenses. The Reinsurer will pay the Ceding Company as Allowances for Expenses for each Accounting Period equal to (i) plus
     (ii) plus (iii) plus (iv) plus (v), where:

     (i)  For policy maintenance, equals (a) times (b), where:

          (a) [*] times the quota share percentage of the Venture annuities reinsured hereunder, as described in Schedule A: and

          (b) equals the number of Venture annuities reinsured hereunder and described in Schedule A, that are inforce at the end of the current Accounting Period;

          (ii) For policy issuance, equals (a) times (b), where;

               (a) [*] times the quota share percentage of the Venture annuities reinsured hereunder, as described in Schedule A; and

               (b) equals the number of Venture annuities reinsured hereunder and described in Schedule A, that were issued during the current Accounting Period;

          (iii) For DAC proxy tax, equals (a) times (b), where

               (a)  [*] and

               (b) equals that amount of the Reinsurance Premiums received on non-qualified policies;

          (iv) For other costs and risks, an allowance of (a) times (b), where:

               (a)  [*] and

               (b) equals the quota share of the account values at the end of the Accounting Period on the annuities reinusured hereunder.

          (v)  (a) minus (b), times (c), where:

               (a) equals the quota share of the account value at the end of the Accounting Period of the annuities reinsured hereunder.

               (b) equals the Modified Coinsurance Reserve at the end of the Accounting Period of the annuities reinsured hereunder.

               (c)  [*]

          (vi) Amounts in (i)(a) and (ii)(a) above are for 1994. They will be adjusted annually on January 1, for inflation at the change in the Consumer Price Index (CPI-U as determined by Department of Labor and published in the Wall Street Journal).

5. Minimum Death Benefit Guarantee Costs: The Reinsurer will pay the Ceding Company an allowance for such Accounting Period for the costs of the minimum death benefit guarantee. The allowance equals (a) times (b), where
     (a) and (b) equal:

 Category as
Described in
 Schedule A      (a)                               (b)
------------   ------   --------------------------------------------------------
A & C           [*]     Quota share of the account values at the end of the
                        Accounting Period on Category A & C annuities
B, D, E & F     [*]     Quota share of the account values at the end of the
                        Accounting Period on Category B, D, E & F annuities

                                   ARTICLE IV

                                BENEFIT PAYMENTS

1. Benefit Payments. Benefit Payments, as referred to in this Agreement, means the Reinsurer's quota share of (i) Claims, as described in Paragraph 2 below, (ii) Cash Surrenders, as described in Paragraph 3 below, (iii) Partial Withdrawals, as described in Paragraph 4 below, and (iv) Annuity Benefits, as described in Paragraph 5 below.

2. Claims. The Reinsurer will pay the Ceding Company Claims. The term "Claims," as used in this Agreement, means that portion of the death benefits paid by the Ceding Company on annuities reinsured hereunder which is equal to the Reinsurer's quota share of the each surrender value as of the date the death benefit is payable.

3. Cash Surrenders. The Reinsurer will pay the Ceding Company that portion of the Cash Surrenders paid by the Ceding Company on annuities reinsured hereunder which corresponds to the portion of the annuities reinsured hereunder.

4. Partial Withdrawals. The Reinsurer will pay the Ceding Company that portion of Partial Withdrawals paid by the Ceding Company on annuities reinsured hereunder which corresponds to the portion of the annuities reinsured hereunder.

5. Annuity Benefits. The Reinsurer will pay the Ceding Company that portion of Annuity Benefits paid by the Ceding Company on annuities reinsured hereunder which corresponds to the portion of the annuities reinsured hereunder. The Reinsurer's obligation will be satisfied in full by the payment to the Ceding Company of that portion of the Account Value, as of the date of annuitization, which corresponds to the portion of the annuities reinsured hereunder.

6. Adjustment for Annuity Benefits. For any Accounting Period in which the calculation of (i) divided by (ii) is greater than [*], the Ceding Company will pay the Reinsurer an amount equal to (iii) times (iv) where:

     (i) equals the account value of annuities reinsured hereunder that annuitized during the current Accounting Period.

     (ii) the average account value of annuities reinsured hereunder during the current Accounting Period. For the purposes of this calculation, the average account value of annuities reinsured hereunder is calculated as one-half the sum of the account values of annuities reinsured hereunder as of the beginning of the current accounting period and the account value of annuities reinsured hereunder as of the end of the current Accounting Period.

     (iii) equals a quota share of the Account Value at the time of annuitization, grouped by policy duration at the time of annuitization; for the annuities reinsured that annuitized during the current Accounting Period;

     (iv) equals the applicable Annuity Benefit Factor for each policy duration described below.

 POLICY
DURATION   ANNUITY BENEFIT
 (YEARS)        FACTOR
--------   ---------------
   1             [*]
   2             [*]
   3             [*]
   4             [*]
   5             [*]
   6             [*]
   7             [*]
   8+            [*]

7. Notice. The Ceding Company will notify the Reinsurer at the end of each Accounting Period regarding Benefit Payments on annuities reinsured hereunder. The reinsurance claim and copies of notification, claim papers, and proofs will be furnished to the Reinsurer upon request.

8. Liability and Payment. The Reinsurer will accept the decision of the Ceding Company with respect to Benefit Payments on annuities reinsured hereunder. The Reinsurer will pay its proportionate share of Benefit Payments in a lump sum to the Ceding Company without regard to the form of settlement by the Ceding Company.

9. Contested Claims. The Ceding Company will advise the Reinsurer of its intention to contest, compromise or litigate Benefit Payments involving annuities reinsured hereunder. The Reinsurer will pay its share of the expenses of such contests, in addition to its share of Benefit Payments, or it may choose not to participate. If the Reinsurer chooses not to participate, it will discharge its liability by payment to the Ceding Company of the full amount of its liability, prior to any contests, on the annuity reinsured hereunder.

                                    ARTICLE V

                               RESERVE ADJUSTMENTS

1. Initial Reserve Adjustment. Simultaneous with the payment of the Initial Consideration described in Article II, Paragraph 1, by the Ceding Company to the Reinsurer, the Reinsurer will pay the Ceding Company an Initial Reserve Adjustment in an amount that is equal to the Modified Coinsurance Reserve determined in accordance with Paragraph 3 below, on the Effective Date of this Agreement.

2.   Modified Coinsurance Reserve Adjustment.

     A. The Modified Coinsurance Reserve Adjustment will be computed each Accounting Period equal to (i) minus (ii) minus (iii), where:

               (i) equals the Modified Coinsurance Reserve, determined in accordance with paragraph 3 below, at the end of the current Accounting period;

               (ii) equals the Modified Coinsurance Reserve, determined in accordance with paragraph 3 below, at the end of the preceding Accounting period;

               (iii) equals the Modified Coinsurance Reserve Investment Credit, as described in Schedule C.

          With respect, however, to the Accounting Period during which the Effective Date of this Agreement occurs, the reference in (ii) above to "the end of the Preceding Accounting Period" refers to the Effective Date of this Agreement immediately after the Initial Reserve Adjustment, as described in Paragraph 1 above, has occurred.

     B. For any Accounting Period in which the amount computed in A above is positive, the Reinsurer will pay the Ceding Company such amount. For any Accounting Period in which the amount computed in A above is negative, the Ceding Company will pay the Reinsurer the absolute value of such amount.

3. Modified Coinsurance Reserve. The term "Modified Coinsurance Reserve", as used in this Agreement, means a quota share of the statutory reserve held by the Ceding Company with respect to that portion of the annuities reinsured hereunder. The statutory reserve will be determined by the Commisionners Annuity Reserve Valuation Method, excluding any reserve for the minimum guaranteed death benefit.

                                   ARTICLE VI

                       ADJUSTMENT FOR TRANSFERS INVOLVING
                                THE FIXED ACCOUNT

1. The Reinsurer will pay the Ceding Company an amount to a quota share of the amount transferred from the Separate Account to the fixed account for the annuities reinsured hereunder during the current Accounting Period.

2. The Ceding Company will pay the Reinsurer an amount equal to a quota share of the amount transferred from the fixed account to the Separate Account for the annuities reinsured hereunder during the current Accounting Period.

3. The Reinsurer will pay the Ceding Company an amount equal to (i) times (ii) where:

     (i) equals a quota share of the amount transferred from the fixed account to the Separate Account grouped by policy duration at the time of transfer; for the annuities reinsured hereunder during the current Accounting Period;

     (ii) equals the applicable Exchange Factor for each policy duration described in Paragraph 5 below.

4. The Ceding Company will pay the Reinsurer an amount equal to (i) times (ii) where:

     (i) equals a quota share of the amount transferred from the Separate Account to the fixed account, grouped by policy duration at the time of transfer; for the annuities reinsured hereunder during the current Accounting Period;

     (ii) equals the applicable Exchange Factor for each policy duration described in Paragraph 5 below.

5.   The exchange factors for each policy duration are shown below:

POLICY DURATION (YEARS)   EXCHANGE FACTOR
-----------------------   ---------------
           1                    [*]
           2                    [*]
           3                    [*]
           4                    [*]
           5                    [*]
           6                    [*]
           7                    [*]
           8+                   [*]

                                   ARTICLE VII

                           ACCOUNTING AND SETTLEMENTS

1. Quarterly Accounting Period. Each Accounting Period under this Agreement will be a calendar quarter, except that (a) the initial Accounting Period runs from the Effective Date of this Agreement through the last day of the calendar quarter during which the Effective Date of this Agreement falls, and (b) the final Accounting Period runs from the end of the preceding Accounting Period until the terminal accounting date of this Agreement as described in Article IX, Paragraph 2. The amount in Article III, paragraph 4 (i) (a) will be adjusted on a pro-rata basis for time periods less than a calendar quarter

2. Quarterly Accounting Reports. Quarterly accounting reports in the form of Schedule B will be submitted to the Reinsurer by the Ceding Company for each Accounting Period not later than fifteen (15) days after the end of each Accounting Period. Such reports will include information on the amount of Reinsurance Premiums, Allowance for Commissions and Expenses, Benefit Payments, Modified Coinsurance Reserve, and Modified Coinsurance Reserve Adjustment.

3.   Initial Quarterly Settlement.

     Within twenty-five (25) days after the initial Accounting Period, the Ceding Company will pay the Reinsurer the Initial Consideration determined in accordance with Article II, Paragraph 1. Simultaneously, the Reinsurer will pay the Ceding Company the sum of: (i) the Initial Reserve Adjustment determined in accordance with Article V, Paragraph 1, plus (ii) the Initial Commission determined in accordance with Article III, Paragraph 1.

4.   Quarterly Settlements

     A. Within twenty-five (25) days after the end of each Accounting Period, the Ceding Company will pay the Reinsurer the sum of:

          (i) Reinsurance Premiums, determined in accordance with Article II, plus

          (ii) any Modified Coinsurance Reserve Adjustment payable to the Reinsurer, determined in accordance with Article V, Paragraph 2, plus

          (iii) any Adjustment for Transfers Involving the Fixed Account payable to the Reinsurer, determined in accordance with Article VI, plus

          (iv) any Adjustments for Annuity Benefits payable to the Reinsurer, determined in accordance with Article IV, paragraph 6.

     B.   Simultaneously, the Reinsurer will pay the Ceding Company the sum of:

          (i)  the amount of Benefit Payments, as described in Article IV, plus

          (ii) the Allowance for Commissions and Expenses, determined in accordance with Article III, plus

          (iii) any Modified Coinsurance Reserve Adjustment payable to the Ceding Company, determined in accordance with Article V, Paragraph 2, plus

          (iv) any Adjustments for Transfers Involving the Fixed Account payable to the Ceding Company, determined in accordance with Article VI.

5. Amounts Due Quarterly. Except as otherwise specifically provided in this Agreement, all amounts due to be paid to either the Ceding Company or the Reinsurer under this Agreement will be determined on a net basis as of the last day of each Accounting Period and will be due as of such date and payable within twenty-five (25) days after the end of the Accounting Period.

6. Annual Accounting Reports. The Ceding Company will provide the Reinsurer with annual accounting reports within fifteen (15) days after the end of the calendar year for which such reports are prepared. These reports will contain sufficient information about the annuities reinsured hereunder to enable the Reinsurer to prepare its annual financial reports and to verify the information reported in Schedule B, and will include Page 7, Page 27 and Schedule S of the Annual Statement.

7. Estimations. If the amounts, as described in Paragraph 4 above, cannot be determined by the dates described in Paragraph 5 above, on an exact basis, such payments will be paid in accordance with a mutually agreed upon formula which will approximate the actual payments. Adjustments will then be made to reflect actual amounts when they become available.

8. Delayed Payments. For purposes of Paragraph 5 above, if there is a delayed settlement of a payment due, there will be an interest penalty at [*]. For purposes of this Paragraph, a payment will be considered overdue thirty
     (30) days after the date such payment is payable, and interest shall commence from the overdue date.

9. Offset of Payments. All moneys due either the Ceding Company or the Reinsurer under this Agreement will be offset against each other, dollar for dollar, regardless of any insolvency of either party.

                                  ARTICLE VIII

                             DURATION AND RECAPTURE

1. Duration. Except as otherwise provided herein, this Agreement is unlimited in duration.

2. Reinsurer's Liability. The liability of the Reinsurer with respect to any annuity reinsured hereunder will begin simultaneously with that of the Ceding Company, but not prior to the Effective Date of this Agreement. The Reinsurer's liability with respect to any annuity reinsured hereunder will terminate on the earliest of: (i) the date such annuity is recaptured in accordance with paragraph 4 below; (ii) the date the Ceding Company's liability on such annuity is terminated: or (iii) the date this Agreement is terminated under paragraph 3 below. Termination of the Reinsurer's liability is subject to payments in respect of such liability in accordance with the provisions of Article IX of this Agreement. In no event should the interpretation of this Paragraph imply a unilateral right of the Reinsurer to terminate this Agreement. However, the Reinsurer and/or the Ceding Company may, upon thirty (30) days prior written notice to the other party, terminate thus Agreement as to annuities not yet written by the Ceding Company as of the effective date of such termination.

3. Termination for Nonpayment of Reinsurance Premiums or other Amounts Due. If the Ceding Company fails to pay the Reinsurance Premiums or any other amounts due to the Reinsurer pursuant to this Agreement within sixty (60) days after the end of any Accounting Period, the Reinsurer may terminate this Agreement, subject to thirty (30) days prior written notice to the Ceding Company. If the Reinsurer fails to pay any amounts due to the Ceding Company pursuant to this Agreement within sixty (60) days after the end of any Accounting Period, the Ceding Company may terminate this Agreement, subject to thirty (30) days prior written notice to the Reinsurer.

4. Recapture. Annuities reinsured hereunder will be eligible for recapture, at the option of the Ceding Company as described below:

     (i) On any January 1, all reinsured annuities where the reinsurance under this Agreement has been in effect for 20 years or longer, subject to ninety (90) days prior written notice.

     (ii) on any other date which is mutually agreed to in writing.

     If the Ceding Company opts to recapture, then the Ceding Company must recapture all of the annuities reinsured hereunder that are eligible for recapture. In no event may the Ceding Company recapture anything other than 100 percent of all annuities reinsured hereunder that are eligible for recapture.

5. Internal Replacements. Should the Ceding Company, its affiliates, successors or assigns, initiate a formal program of Internal Replacement that would include any of the annuities reinsured hereunder, the Ceding Company will immediately notify the Reinsurer. For purposes of this Agreement, the term "Internal Replacement" means any instances in which an annuity or any portion of the cash value of an annuity which is written by the Ceding Company, its affiliates, successors, or assigns is exchanged for another policy or annuity.

     The Reinsurer will participate on a quota share basis in any expenses associated with that program provided reinsurances coverage will continue under this Agreement for the new policy. The quota share percentage for the new policy will be same as for the replaced policy, except when the new policy is otherwise covered by this Agreement, and the quota share on the old and new policies are different. In that case, the quota share will be that of the new policy which would otherwise be applicable under this Agreement, and an amount will be paid which is equal to (i) minus (ii) where:

     (i) equals the account value in the Separate Account of the new policy times the quota share percentage of the new policy times the Internal Replacement Exchange Factor below;

     (ii) equals the account value in the Separate Account of the old policy times the quota share percentage of the old policy times the Internal Replacement Exchange Factor below:

POLICY DURATION OF
  REPLACED POLICY    INTERNAL REPLACEMENT
      (YEARS)          EXCHANGE FACTOR
------------------   --------------------
        1                    [*]
        2                    [*]
        3                    [*]
        4                    [*]
        5                    [*]
        6                    [*]
        7                    [*]
        8+                   [*]

     If the amount calculated above is positive, it will be paid to the Ceding Company by the Reinsurer. If the amount calculated above is negative, it will be paid to the Reinsurer by the Ceding Company.

 The Ceding Company, its affiliates, successors or assigns, will not initiate a program of internal replacement that includes any of the annuities reinsured hereunder, to policies or annuities that are not covered by this Agreement, without the Reinsurers consent unless the volume of such internal replacements is incidental. The Reinsurer and the Ceding Company must mutually agree to the volume of internal replacements to be considered incidental.

     Any incidental internal replacements to an annuity not covered under this Agreement will cause the reinsurance coverage under this agreement to terminate for that policy. In that case, the Ceding Company will pay the Reinsurer an amount equal to (i) times (ii) where:

     (i) equals the account value in the Separate Account recaptured by the Ceding Company;

     (ii) equals the recapture factors below;

POLICY DURATION OF       INTERNAL
 REPLACED POLICY       REPLACEMENT
      (YEARS)        RECAPTURE FACTOR
------------------   ----------------
        1                  [*]
        2                  [*]
        3                  [*]
        4                  [*]
        5                  [*]
        6                  [*]
        7                  [*]
        8+                 [*]

     The Reinsurer will not participate nor reinsurer Internal Replacements, where the original policy was not covered by this Agreement.

                                   ARTICLE IX

                       TERMINAL ACCOUNTING AND SETTLEMENT

1. Terminal Accounting. In the event that this Agreement is terminated in accordance with Article VIII, Paragraphs 3 or 4, or Article XI, a Terminal Accounting and Settlement will take place.

2. Date. The terminal accounting date will be the earliest of: (1) the effective date of recapture pursuant to any notice of recapture given under this Agreement, (2) the effective date of termination pursuant to any notice of termination given under this Agreement, or (3) any other date mutually agreed to in writing.

3.   Settlement. The Terminal Accounting and Settlement will consist of:

     A. The quarterly settlement as provided in Article VII, Paragraph 4, computed as of the terminal accounting date as if the treaty were still in effect, and

     B. payment by the Ceding Company to the Reinsurer of a Terminal Reserve equal to the Modified Coinsurance Reserve on the annuities reinsured hereunder as of the terminal accounting date;

     C. payment by the Reinsurer to the Ceding Company of a Terminal Reserve Adjustment equal to the Modified Coinsurance Reserve on the annuities reinsured hereunder as of the terminal accounting date;

     If the calculation of the Terminal Accounting and Settlement produces an amount owing to the Ceding Company, such amount will be paid by the Reinsurer to the Ceding Company. If the calculations of the Terminal Accounting and Settlement produces an amount owing to the Reinsurer, such amount will be paid by the Ceding Company to the Reinsurer

4. Supplementary Accounting and Settlement. In the event that, subsequent to the Terminal Accounting and Settlement as provided above, a change is made with respect to any amounts due, a supplementary accounting will take place pursuant to Paragraph 3 above. Any amount owed to the Ceding Company or to the Reinsurer by reason of such supplementary accounting will be paid promptly upon the completion thereof.

                                    ARTICLE X

                                   ARBITRATION

1. General. All disputes and differences between the Ceding Company and the Reinsurer on which an agreement cannot be reached will be decided by arbitration. The arbitrators will construe this Agreement from the standpoint of practical business and equitable principles and the customs and practices of the insurance and reinsurance business, rather than from the standpoint of strict law. The parties intend that the arbitrators will make their decision with a view to effecting the intent of this Agreement.

2. Method. Three arbitrators will decide any differences. They must be impartial and present or former officers of life insurance companies other than the parties to this Agreement or any company owned by, or affiliated with, either party. One of the arbitrators will be appointed by the Reinsurer, another by the Ceding Company, and the two arbitrators thus selected will select a third arbitrator before arbitration begins. Should one of the parties decline to select an arbitrator within thirty (30) days after the date of a written request to do so, or should the two arbitrators selected by the parties not be able to agree upon the choice of a third, the appointment(s) will be left to the President of the American Arbitration Association or its successor. The arbitrators will decide by a majority of votes and their decision will be final and binding upon the parties. The costs of arbitration, including the fees of the arbitrators, will be shared equally by the parties unless the arbitrators decide otherwise. Any counsel fees incurred by a party in the conduct of arbitration will be paid by the party incurring the fees.

3. Arbitration Site. In event of arbitration, the arbitration hearing shall take place in New York, New York, unless agreed to in writing by both the Ceding Company and the Reinsurer.

                                   ARTICLE XI

                                   INSOLVENCY

Insolvency. In the event of the Ceding Company's insolvency, any payments due the Ceding Company from the Reinsurer pursuant to the terms of this Agreement will be made directly to the Ceding Company or its conservator, liquidator, receiver or statutory successor. The reinsurance will be payable by the Reinsurer on the basis of the liability of the Ceding Company under the annuities reinsured without diminution because of the insolvency of the Ceding Company. The conservator, liquidator, receiver or statutory successor of the Ceding Company will give the Reinsurer written notice of the pendency of a claim against the Ceding Company on any annuity reinsured within a reasonable time after such claim is filed in the insolvency proceeding. During the pendency of any such claim, the Reinsurer may investigate such claim and interpose in the Ceding Company's name (or in the name of the Ceding Company's conservator, liquidator, receiver or statutory successor), in the proceeding where such claim is to be adjudicated, any defense or defenses which the Reinsurer may deem available to the Ceding Company or its conservator, liquidator, receiver or statutory successor. The expense thus incurred by the Reinsurer will be chargeable, subject to court approval, against the Ceding Company as a part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Ceding Company solely as a result of the defense undertaken by the Reinsurer.

In the event of the Reinsurer's insolvency, this treaty will terminate, and the terminal accounting and settlement described in Article IX will occur. Any payments due the Reinsurer from the Ceding Company pursuant to the terms of this Agreement will be made directly to the Reinsurer or its conservator, liquidator, receiver or statutory successor. Any amounts owed by the Reinsurer to the Ceding Company will be payable without diminution because of the insolvency of the Reinsurer. The conservator, liquidator, receiver or statutory successor of the Reinsurer will give the Ceding Company written notice of the pendency of a claim against the Reinsurer on any annuity reinsured within a reasonable time after such claim is filed in the insolvency proceeding.

                                   ARTICLE XII

                          EXECUTION AND EFFECTIVE DATE

In witness of the above, this Agreement is executed in duplicate on the dates indicated below with an Effective Date of December 31, 1994.

NORTH AMERICAN SECURITY LIFE             PAINE WEBBER
INSURANCE COMPANY                        LIFE INSURANCE COMPANY
("Ceding Company")                       ("Reinsurer")

on March 29, 1995                        on March 30, 1995


By: /s/ illegible                        By: /s/ illegible
    ----------------------------------       -----------------------------------
Title: VP-ACTUARY                        Title: Senior Vice President


By: /s/ illegible                        By: /s/ illegible
    ----------------------------------       -----------------------------------
Title: VP Treasurer & CFO                Title: Vice President

                                   SCHEDULE A

                          ANNUITIES AND RISKS REINSURED

Annuities and Risks Reinsured. The amount of reinsurance under this Agreement will be a percent quota share of the Ceding Company's net liability, with respect to the separate account, on those variable annuities and the corresponding state and group variations thereof listed below that are issued by the Ceding Company and sold by the PaineWebber Affiliates listed below. Policies included in the Initial Consideration calculation of Article II, paragraph I, will be included in this Agreement if the agency of record as of the Effective Date of this Agreement is one of the PaineWebber Affiliates listed below, instead of if it was sold by the PaineWebber Affiliates listed below. Any policies covered by this Agreement will continue to be covered even if the agency of record is changed subsequent to the Effective Date of this Agreement.

                         Venture Variable Annuity Plans

              Description                           Policy Form Numbers             Quota Share
              -----------                ----------------------------------------   -----------
Category A -                             All contracts beginning with form              [*]
Individual Contracts with a 6 year       number 207, except:
surrender charge and a 6 year            (i)   exclude form 207-VFA-NY
step-up death benefit                    (ii)  include form VFA-MN

Category B -                             All contracts beginning with form              [*]
Individual Contracts with a 6 year       number 207 which have form
surrender charge and yearly              ENDORSEMENT.005 attached, except:
step-up death benefit                    (i)   exclude form 207-VFA-NY
                                         (ii)  include contracts issued in
                                               Montana which use form
                                               ENDORSEMENT.005.94
                                         All contracts beginning with form VFA-MN
                                         with form ENDORSEMENT.005 attached.

              Description                      Policy Form Numbers                  Quota Share
              -----------                ----------------------------------------   -----------
Category C - Group Contracts with a      All certificates beginning with                [*]
   6 year surrender charge and a 6       form VFA-CERT
   year step-up death benefit
Category D - Group Contracts with a 6    All certificates beginning with form           [*]
   year surrender charge and yearly      VFA-CERT which have ENDORSEMENT.007
   step-up death benefit                 attached.
Category E - Individual Contracts        All contracts with form numbers                [*]
   with a 7 year surrender charge        VENTURE.001, VENTURE.001.94 and
   and yearly step-up death benefit      VENTURE.005
Category F - Group Contracts with a      All certificates with form number              [*]
   7 year surrender charge and yearly    VENTURE.003
   step-up death benefit

PaineWebber Affiliates                Tax ID Number
-----------------------------------   -------------
PWJC Agency, Inc.                     51-0120742
PWJC Sales Agency                     13-2769203
PWJC Insurance Agency Massachusetts   04-2535723
PWJC Insurance Sales Arizona          13-3103027
PWJC Agency Illinois                  13-3117185
PWJC Insurance Agency Oklahoma        73-1065402
PWJC Insurance Sales Wyoming          63-0242350
PWJC Insurance Sales Montana, Inc.    81-0368992
PW Insurance Agency of Ohio           13-3432079
PW Insurance Agency Arkansas          13-3432081
PWJC Insurance Agency Texas           74-1976248
Rotan Mosle Insurance Agency, Inc     74-181-3848

"Net liability," as used in this Agreement, means the Coding Company's liability on the annuities reinsured hereunder, loss amounts recoverable from other reinsurance.

                                   SCHEDULE B

                  QUARTERLY REPORT OF ACTIVITY AND SETTLEMENTS
                        FROM CEDING COMPANY TO REINSURER

                       Accounting Period:_________________
                       Calender Year: ____________________
                       Date Report Completed: _____________

1. Reinsurance Premiums (Article II)                                                  _____
2. Benefit Payments (Article IV)
   a. Claims                                                                  _____
   b. Cash Surrender Values                                                   _____
   c. Partial Withdrawals                                                     _____
   d. Annuity Benefits                                                        _____
   Benefit Payments = a + b + c + d                                                   _____
3. Modified Coinsurance Reserve Adjustment (Article V)
   a. Modeo Reserve end of current Accounting Period                          _____
   b. Modeo Reserve end of preceding Accounting Period                        _____
   c. Equals a - b                                                            _____
   d. Modeo Reserve Investment Credit (Schedule C)                            _____
   Modified Coinsurance Reserve Adjustment = c - d                                    _____
4. Allowance for Expenses and Death Benefit Guarantees (Article III)                  _____
5. Transfers Insolving the Fixed Account (Article VI)
   a. Quota share of transfers from Fixed Account to Separate Account
      during the current Accounting Period (paragraph 1)                      _____
   b. Quota share of transfers from Separate Account to Fixed Account
      during the current Accounting Period (paragraph 2)                      _____
   Transfers Involving the Fixed Account = a - b                                      _____
6. Adjustment for Transfers Involving the Fixed Account (Article VI)
   a. Adjustment for transfers from the Fixed Account to the Separate
      Account (paragraph 3)                                                   _____
   b. Adjustment for transfers from the Separate Account to the Fixed
      Account (paragraph 4)                                                   _____
   Adjustment for Transfers Involving the Fixed Account = a - b                       _____
7. Adjustment for Annuity Benefits (Article IV, paragraph 6)                          _____
8. Adjustment for Internal Replacements (Article VIII, paragraph 5)
   a. Quota share of replaced policy account value in Separate Account        _____
   b. Adjustment for replaced reinsured policy                                _____
   c. Quota share of new policy account value in Separate Account             _____
   d. Adjustment for new reinsured policy                                     _____
   Adjustment for Internal Replacements = (a-b-c+d)                                   _____
9. Cash Settlement = 1 + 2 + 3 + 4 + 5 + 6 + 7 + 8                                    _____

                            SUPPLEMENTAL INFORMATION

                        Total     Variable             Premium received during
                        Number     Annuity   Total               Period
                         of         Fund      Fund   --------------------------
                      Annuities     Value    Value   qualified   non-quailified
                      ---------   --------   -----   ---------   --------------
Beginning of Period     _____       _____    _____     _____          _____
+ New Issues            _____       _____    _____
- Terminations          _____       _____    _____
End of Period           _____       _____    _____

                       Number of Venture       Variable
                      Variable Annuities   Account Reserve
                      ------------------   ---------------
Beginning of Period          _____              _____
+ New Issues                 _____              _____
- Terminations               _____              _____
End of Period                _____              _____

Allowance for Commission and Expense (Article III)

a. quota share of premium taxes paid on annuities reinsured hereunder                  _____
b. quota share of commissions paid on annuities reinsured hereunder                    _____
c. [*] quota share of Venture anuities reinsured hereunder                             _____
d. Number of Venture annuities reinsured hereunder                                     _____
e. [*] quota share of Venture annuities reinsured hereunder                            _____
f. Number of Venture annuities issues during the current Accounting Period             _____
g. [*]                                                                                 _____
h. Reinsurance Premiums received from non-qualified contracts                          _____
i. [*] quota share of the account values at the end of the Accounting
   Period on annuities reinsured hereunder                                             _____
j. [*]                                                                                 _____
k. Difference between quota share of account value, and Modified Coinsurance
   Reserve at end of the Accounting Period on annuities reinsured hereunder            _____
l. [*] quota share of the account values at the end of the Accounting
   Period on Category A & C annuties                                                   _____
m. [*] quota share of the account values at the end of the Accounting
   Period on Category B, D, E, & F annuities                                           _____
n. Commission and Expense Allowance = a+b+(c x d)+(e x f)+(g x h)+i + j + k + l + m    _____

   Data for Calculating Adjustment for Transfers Involving the Fixed Account

                                   Venture
           ------------------------------------------------------
                         Adjustment                   Adjustment
           Transfers   for Transfers    Transfers   for Transfers
            to Fixed      to Fixed     from Fixed     from Fixed
Duration    Account       Account        Account       Account
--------   ---------   -------------   ----------   -------------
1          _________   _____________   __________   _____________
2          _________   _____________   __________   _____________
3          _________   _____________   __________   _____________
4          _________   _____________   __________   _____________
5          _________   _____________   __________   _____________
6          _________   _____________   __________   _____________
7          _________   _____________   __________   _____________
8+         _________   _____________   __________   _____________

           Data for Calculating Adjustment for Internal Replacements

                                Venture
           -------------------------------------------------
           Reinsured                  Reinsured
            Separate                   Separate
            Account                    Account
            Value of    Adjustment     Value of   Adjustment
            Replaced   For Replaced       New       For New
Duration     Policy       Policy        Policy      Policy
--------   ---------   ------------   ---------   ----------
1          _________   ____________   _________   __________
2          _________   ____________   _________   __________
3          _________   ____________   _________   __________
4          _________   ____________   _________   __________
5          _________   ____________   _________   __________
6          _________   ____________   _________   __________
7          _________   ____________   _________   __________
8+         _________   ____________   _________   __________

              Data for Calculating Adjustment for Annuity Benefits

                (1)           (2)          (3)
              Account       Account      Account
               Value       Value End      Value            (4)               (5)
           Beginning of       of       Annuitized     Annuitization         Excess
            Accounting    Accounting     Current           Rate         Annuitization
Duration      Period        Period        Period    (3)/[[(1)+(2)]/2]        [*]
--------   ------------   ----------   ----------   -----------------   -------------
1
2
3
4
5
6+

               (6)                                       (9)
           Acct Value                                  Annuity
           Annuitized                       (8)       Benefits
             Current                    Adjustment   Adjustment
Duration     Period          [*]          Factor      (7) x (8)
--------   ----------   -------------   ----------   ----------
1                                          [*]
2                                          [*]
3                                          [*]
4                                          [*]
5                                          [*]
6+                                         [*]

                SUPPLEMENTAL DATA PROVIDED BY THE CEDING COMPANY

A. Reinsurer's portion of M & E charges collected during the current accounting period on the policies reinsured hereunder.

B. Reinsurer's portion of Administrative Charges collected during the current accounting period on the policies reinsured hereunder.

C. Reinsurer's portion of Surrender Charges collected during the current accounting period on the policies reinsured hereunder.

D. Reinsurer's portion of First Year Commissions paid during the current accounting period on the policies reinsured hereunder.

E. Reinsurer's portion of Renewal Commissions paid during the current accounting period on the policies reinsured hereunder.

                                   SCHEDULE C

                 MODIFIED COINSURANCE RESERVE INVESTMENT CREDIT

Modified Coinsurance Reserve Investment Credit. The Modified Coinsurance Reserve Investment Credit is equal to the portion of the sum of all accrued investment income and capital gains and losses, realized and unrealized, on the mutual funds underlying the Ceding Company's Separate Account for the current Accounting Period which corresponds to the portion of the variable annuities reinsured hereunder.

For Venture Annuities reinsured hereunder, the Modified Coinsurance Reserve Investment Credit will be adjustment for income taxes or changes in any provision for taxes. It will be reduced for investment management fees in excess of [*] and any other fund level charges. It will not be reduced for mortality and expense risk charges or administrative charges as defined in the annuity contracts.

                                   SCHEDULE D

                              COMMISSION SCHEDULES

                                   Schedule 1

Commission as percent of premium payable in all policy durations   [*]
Commission as percent of account value payable in all durations    [*]

                                   Schedule 2

Commission as percent of premium payable in all policy durations   [*]
Commission as percent of account value payable in all durations    [*]

                                   AMENDMENT 1

The following amends the Reinsurance Agreement between formerly North American Security Life Insurance Company (hereinafter referred to as the "Ceding Company") and PaineWebber Life Insurance Company (hereinafter referred to as the "Reinsurer") effective on June 1, 1994 (hereinafter referred to as the "Original Agreement").

Effective October 1, 1997, North American Security Life Insurance Company changed its name to The Manufacturers Life Insurance Company of North America. This agreement is hereby amended to reflect this change.

Schedule A in the Original Agreement is replaced to reduce the quota share in Category E and Category F [*] for contracts or certificates issued on January 1, 1997 or later, as described in the attachment to this Amendment.

Article III, Paragraph 4 of the Original Agreement is changed as follows:

The first sentence of Paragraph 4 will read "The Reinsurer will pay the Ceding Company an Allowance for Expenses for each Accounting Period equal to the sum of
(i) plus (ii) plus (iii) plus (iv) plus (v) plus (vii) plus (viii) plus (ix), where;"

Add the following parts (vii), (viii), and (ix) to Paragraph 4:

(vii) equals the Expense Reimbursement Allowance, as described in paragraph 2 of the attached letter dated June 27, 1997, paid on account of the Reinsurance Premiums received during the current Accounting Period.

(viii) equals the New Assets under Management payment, as described in paragraph 3 of the attached letter dated June 27, 1997, paid on account of the quota share of the Account Values in the Variable Separate Accounts of the annuities reinsured hereunder during the current Accounting Period.

(ix) equals the Persistency Bonus payment, as described in paragraph 4 of the attached letter dated June 27, 1997, paid on account of the quota share of Account Values in the Variable Separate Accounts of the annuities reinsured hereunder during the current Accounting Period.

In witness of the above, this Amendment is executed in duplicate on the dates indicated below with an Effective Date of January 1, 1997.

THE MANUFACTURERS LIFE INSURANCE        PAINEWEBBER LIFE INSURANCE COMPANY
COMPANY OF NORTH AMERICA                ("Reinsurer")
("Ceding Company")

On Dec 23, 1997                         On Dec 22, 1997


By: /s/ illegible                       By: /s/ illegible
    ---------------------------------       ------------------------------------
Title: Vice President                   Title: Senior Vice President


By: /s/ illegible                       By: /s/ illegible
    ---------------------------------       ------------------------------------
Title: VICE PRESIDENT, SECRETARY &      Title: VICE PRESIDENT
       GENERAL COUNSEL

                                   SCHEDULE A

                          ANNUITIES AND RISKS REINSURED

Annuities and Risk Reinsured. The amount of reinsurance under this Agreement will be a percent quota share of the Ceding Company's net liability, with respect to the separate account, on these variable annuities and the corresponding state and group variations thereof listed below that are issued by the Ceding Company and sold by the PaineWebber Affiliates listed below. Policies included in the initial Consideration calculation of Article II, paragraph I, will be included in this Agreement if the agency of record as of the Effective Date of this Agreement is one of the PaineWebber Affiliates listed below, instead of if it was sold by the PaineWebber Affiliates listed below. Any policies covered by this Agreement will continues to be covered even if the agency of record is changed subsequent to the Effective Date of this Agreement.

                         Venture Variable Annuity Plans

         Description                             Policy Form Numbers                           Quota Share
         -----------            ------------------------------------------------------   ----------------------
Category A - Individual         All contracts beginning with form number 207, except:    [*]
Contracts with a 6 year
surrender charge and a 6 year   (i)  exclude form 207-VFA-NY
step-up death benefit
                                (ii) include form VFA-MN

Category B - Individual         All contracts beginning with form number 207 which       [*]
Contracts with a 6 year         have form ENDORSEMENT.005 attached, except:
surrender charge and yearly
step-up death benefit           (i)  exclude form 207-VFA-NY

                                (ii) include contracts issued in Montana which use
                                     form ENDORSEMENT.005.94

                                All contracts beginning with form VFA-MN with form
                                ENDORSEMENT.005 attached.

         Description                             Policy Form Numbers                           Quota Share
         -----------            ------------------------------------------------------   ----------------------
Category C - Group              All certificates beginning with form VFA-CERT.           [*]
Contracts with a 6 year
surrender charge and a 6 year
step-up death benefit

Category D - Group              All certificates beginning with form VFA-CERT which      [*]
Contracts with a 6 year         have ENDORSEMENT .007 attached.
surrender charge and yearly
step-up death benefit

Category E - Individual         All contracts with form numbers VENTURE.001,             [*] for contracts
Contracts with a 7 year         VENTURE.001.94, and VENTURE.005.                         issued on or before
surrender charge and yearly                                                              December 31, 1996, [*]
step-up death benefit                                                                    for contracts issued
                                                                                         on or after January 1,
                                                                                         1997

Category F - Group Contracts    All certificates with form number VENTURE.003.           [*] for certificates
with a 7 year surrender                                                                  issued on or before
charge and yearly                                                                        December 31, 1996, [*]
step-up death benefit                                                                    for certificates
                                                                                         issued on or after
                                                                                         January 1, 1997

                                         Tax ID
PaineWebber Affiliates                   Number
-----------------------------------   -----------
PWJC Agency, Inc.                      51-0120742
PWJC Sales Agency                      13-2769203
PWJC Insurance Agency Massachusetts    04-2535723
PWJC Insurance Sales Arizona           13-3103027
PWJC Agency Illinois                   13-3117185
PWJC Insurance Agency Oklahoma         73-1065402
PWJC Insurance Sales Wyoming           63-0242350
PWJC Insurance Sales Montana, Inc.     81-0368992
PW Insurance Agency of Ohio            13-3432079
PW Insurance Agency Arkansas           13-3432081
PWJC Insurance Agency Texas            74-1976248
Rotan Mosle Insurance Agency, Inc      74-181-3848

"Net liability," as used in this Agreement, means the Ceding Company's liability on the annuities reinsured hereunder, less amounts recoverable from other reinsurance.

PaineWebber Incorporated
1200 Harbor Blvd.
Weehawken, NJ07087-6791
201-902-3081
Robert J. Bethoney
President, Insurance Sales & Marketing

                                                              (PAINEWEBBER LOGO)

                                  June 27, 1997

Hugh McHaffie
Vice President
North American Security Life Insurance Company
73 Tremont Street
Boston, MA 02108-3915

RE: Relationship Enhancement Agreement

Dear Hugh:

This letter is intended to serve as our agreement regarding the Relationship Enhancement Program that we have discussed. Please note that this Agreement is in addition to (and does not replace) our existing written agreement(s) involving PaineWebber and/or its subsidiary and affiliate companies (hereinafter "PaineWebber"). This Agreement controls in the event of a conflict with any earlier agreement. In addition, any changes to any other agreement(s) between our respective firms shall not affect this Agreement unless this Agreement is specifically referenced in writing in the document.

For consideration as described below and including:

a) PaineWebber allowing you to continue marketing your products through its distribution system (subject to PaineWebber's policies and controls over such activities), and

b) PaineWebber allowing you to participate in training and education meetings for its employees,

you agree to the following terms and conditions:

1)   Commitment Consideration

     One time payment to PaineWebber [*]. Payable coincident with the execution of this agreement, or earlier.

2)   Expense Reimbursement Allowance

     Premium based payment based on cumulative sales within a calendar year. Measurement begins on January 1, 1997. Premium measurements are based on the sum of variable annuity and fixed annuity premiums. ERA's are in addition to current normal marketing and educational support efforts which are provided to PaineWebber. Marketing and educational expenditures that are manually agreed upon by PaineWebber and Wood Logan Associates and/or North American Security Life to be in excess of the current normal marketing and educational support provided by Wood

     Logan Associates will offset the ERA payment. ERA levels are:

Annual Sales
  (million)       ERA Level
------------   ---------------
$0 - 49              [*]
$50 - 149            [*]
$150 - 249           [*]
$250 +               [*]

     ERA payments are made quarterly. Each quarter, the year-to-date premium is annualized and the ERA level is based on the annualized premium level. The ERA level is applied to year-to-date premiums to determine the year-to-date ERA payment. The year-to-date ERA payment will be reduced by any agreed upon ERA offset. The current quarter's ERA payment is equal to the year-to-date ERA payment minus the ERA payment made in prior quarters for the current calendar year.

     The ERA will be paid by Wood Logan Associates.

3)   New Assets Under Management

     [*] of variable annuity account values on a recurring basis, for all inforce assets for new contracts issued January 1, 1997 and later. Excludes fixed annuities and fixed accounts within variable annuities. Paid on a quarterly basis as [*] of eligible account values. Initial payment is calculated as of the end of the first quarter of 1997.

4)   Persistency Bonus

     A payment will be made on all variable annuity assets originally issued with PaineWebber that have ended a policy year beyond the surrender charge period. Assets in fixed annuities and fixed accounts within variable annuities are excluded. The payment will equal a stated number of basis points times "Excess Assets". For the current Venture products, the number of basis points is [*] for policies that pay a trail commission to the broker, and [*] for policies that do not pay a trail commission to the broker. Future and existing products may utilize a different number of basis points in the future, determined in a manner consistent with the concept of sharing profits on Excess Assets on an equal basis between PaineWebber and NASL. Excess Assets equal actual assets minus "Target Assets". Target Assets are defined in Exhibit 1.

     The minimum persistency bonus payment for calendar years 1998 and 1999 will be [*] per year.

     Payments will be paid on a quarterly basis. At the close of a calendar quarter, a persistency bonus calculation will be done, and payment made, for all policies which have ended a policy year beyond the surrender charge period. The initial payment is calculated as of the end of the first quarter of 1997.

5)   Modified Coinsurance

     North American Security Life Insurance Company currently has a modified coinsurance agreement in place with PaineWebber Life which cedes a [*] share of the new variable annuity business which is generated by PaineWebber. The quota share under this agreement will reduce to [*] for new business sold January 1, 1997 and later.

6)   Exclusions

     Items (2), (3), and (4) will not apply to:

     Any fixed product "syndicates", i.e., fixed products where the pricing is negotiated at the time of the offering.

     Venture Vision and UGA products.

7)   Due Diligence

     You agree to participate in PaineWebber's insurance company financial due diligence review program, including any reasonable costs regularly charged by PaineWebber's outside due diligence consultant.

8)   Confidentiality

     All parties agree to keep confidential the specific terms and details of this Agreement except for required disclosure to regulatory authorities or by subpoena or court order.

9)   Termination

     All business written prior to termination of this Supplemental Agreement is vested ("Vested Business") for purposes of payments due under this Supplemental Agreement. As such, payments shall continue to be made on all Vested Business after termination of this Supplemental Agreement in accordance with the terms of same. Any new business written subsequent to the termination of the Supplemental Agreement shall not be the subject of any payments under this Supplemental Agreement and commissions and other payments for post termination new business will be governed by the sales agreement(s) then in effect between the parties.

10)  Notice of Termination

     This agreement may be terminated without cause by either party by giving written notice of termination to the other party via certified mail return receipt requested at the following address:

     If to PaineWebber:
          PaineWebber Incorporated
          1200 Harbor Blvd.-4th Floor
          Weehawken, NJ 07087

          Attn: Product Manager-Insurance

     with copy to:
          PaineWebber Incorporated
          1200 Harbor Blvd.-10th Floor
          Weehawken, NJ 07087
          Attn: Legal Dept.-Retail Product Group

     If to carrier:
          North American Security Life Insurance Company
          73 Tremont Street
          Boston, MA 02108-33915
          Attn: Jim Gallagher, General Counsel

11)  Jurisdiction

     This Agreement shall be governed by the laws of the State of New York.

12)  Arbitration

     Any claims, disputes or controversies arising out of this Agreement shall be settled exclusively by arbitration under the rules of the National Association of Securities Dealers Regulation, Inc. ("NASDR"). The decision of the NASDR arbitrators shall be final and judgement upon the decision may be entered in any court of competent jurisdiction in the State of New York.

PAINEWEBBER INCORPORATED                NORTH AMERICAN SECURITY LIFE INSURANCE
                                        COMPANY


by /s/ illegible                        by /s/ John DesPrez III
   ---------------------------------       ------------------------------------
Title: Senior Vice President            Title: President


                                        WOOD LOGAN ASSOCIATES


                                        by /s/ A. Scott Logan
                                           -------------------------------------
                                        Title: President

Exhibit I

TargetAssets(+) = Projected assets as of a calendar quarter end for contracts that have reached their calendar anniversary within 3 months prior to the calendar quarter end provided they are 1 year or more past their initial contingent deferred sales charge
                  (CDSC) period.

                  (TargetAssets are projected from issue or 12/31/96, which ever is later, therefore, for issues prior to 12/31/96, TargetAssets (12/31/96) = ActualAssets (12/31/96))

                  TargetAssets(1)= (1) + (2) + (3) - (4);

                  (1) TargetAssets(+-1) * (1+Interest(+)) *
                      (1-Lapse(+)) * (1-Slapse(+)) *
                      (1-Pwith(+)) * (1-Mort(+))

                  (2) RenewalDep(+) * (1+Interest(+)) *
                      (1-Lapse(+)) * (1-Slapse(+)) *
                      (1-Pwith(+)) * (1-Mort(+))

                  (3) VarTransfers(+)* (1+Interest(+)) *
                      (1-Lapse(+)) * (1-Slapse(+)) *
                      (1-Pwith(+)) * (1-Mort(+))

                  (4) FixedTransfers(+)* (1+Interest(+)) *
                      (1-Lapse(+)) * (1-Slapse(+)) *
                      (1-Pwith(+)) * (1-Mort(+))

RenewalDep(+)     = Renewal Deposits during year +.

VarTransfers(+)   = Transfers from Fixed to Variable subaccounts during year +.

FixedTransfers(+) = Transfers to Fixed from Variable subaccounts during year +.

ActualAssets(+)   = Actual in force assets as of a calendar quarter end for
                    contracts that have reached their calendar anniversary within 3 months prior to the calendar quarter end provided they are 1 year or more past their initial CDSC period.

Lapse(+)          = Assumed annual lapse rate.

Slapse(+)         = Assumed shock lapse rate (occurs at the termination of the
                    CDSC period).

Pwith(+)          = Assumed annual partial withdrawal.

Mort(+)           = Assumed mortality rate.

Interest(+)       = Assumed net credited rate to contract owner.

MarginRev(+)      = Annual Marginal Revenue.

Pbonus(+)         = MarginRev(+)* (ActualAssets(+) - TargetAssets(+))

A) Paine Webber's Share of Net Marginal Revenue

Venture Trail

                                                     Issue Quarter
                                   -------------------------------------------------
Revenue                            (-'96Q2)   ('96Q3)   ('96Q4)   ('97Q1)   ('97Q2-)
--------------------------------   --------   -------   -------   -------   --------
Mortality & Expense Risk Charge       [*]       [*]       [*]       [*]        [*]
Administration Charge                 [*]       [*]       [*]       [*]        [*]
Distribution Charge                   [*]       [*]       [*]       [*]        [*]
Advisory Spread                       [*]       [*]       [*]       [*]        [*]
Total Revenue                         [*]       [*]       [*]       [*]        [*]

Expenses
Trail                                 [*]       [*]       [*]       [*]        [*]
New Assets Under Management           [*]       [*]       [*]       [*]        [*]
Administration Asset Based            [*]       [*]       [*]       [*]        [*]
Administration per policy ($73)*      [*]       [*]       [*]       [*]        [*]
Enhanced Death Benefit                [*]       [*]       [*]       [*]        [*]
Total Expenses                        [*]       [*]       [*]       [*]        [*]

Total Net Marginal Revenue            [*]       [*]       [*]       [*]        [*]
Net Marginal Revenue                  [*]       [*]       [*]       [*]        [*]
(to Paine Webber)=
[MarginRev(+)]

Venture No Trail

                                     Issue Quarter
                                   -----------------
Revenue                            (-96Q4)   (97Q1-)
--------------------------------   -------   -------
Mortality & Expense Risk Charge      [*]       [*]
Administration Charge                [*]       [*]
Distribution Charge                  [*]       [*]
Advisory Spread                      [*]       [*]
Total Revenue                        [*]       [*]

Expenses
Trail                                [*]       [*]
New Assets Under Management          [*]       [*]
Administration Asset Based           [*]       [*]
Administration per policy ($73)*     [*]       [*]
Enhanced Death Benefit               [*]       [*]
Total Expenses                       [*]       [*]

Total Net Marginal Revenue           [*]       [*]
Net Marginal Revenue                 [*]       [*]
(to Paine Webber)=[MarginRev(+)]

*    Administration per policy assumes an average size of $42,000 for Venture.

B) Lapse Rates (with spike lapse [trail (-'96Q2); trail ('96Q3-); no trail])

           Old Gen               New Gen
Duration   Venture               Venture
--------   -------               -------
             [*]                   [*]
    2        [*]                   [*]
    3        [*]                   [*]
    4        [*]                   [*]
    5        [*]                   [*]
    6        [*]                   [*]
    7        [*]                   [*]
    8        [*]                   [*]
    9        [*]                   [*]
   10        [*]                   [*]
   11        [*]                   [*]
   12        [*]                   [*]
   13        [*]                   [*]
   14        [*]                   [*]
   15        [*]                   [*]
   16        [*]                   [*]
   17        [*]                   [*]
   18        [*]                   [*]
   19        [*]                   [*]
   20        [*]                   [*]

C) PARTIAL WITHDRAWALS

Duration   Venture
--------   -------
    1        [*]
    2        [*]
    3        [*]
    4        [*]
    5        [*]
    6        [*]
    7        [*]
    8        [*]
    9        [*]
   10        [*]
   11        [*]
   12        [*]
   13        [*]
   14        [*]
   15        [*]
   16        [*]
   17        [*]
   18        [*]
   19        [*]
   20        [*]

D) MORTALITY
[assumed issue age 57]

           (1000q)
Duration   Venture
--------   -------
    1        [*]
    2        [*]
    3        [*]
    4        [*]
    5        [*]
    6        [*]
    7        [*]
    8        [*]
    9        [*]
   10        [*]
   11        [*]
   12        [*]
   13        [*]
   14        [*]
   15        [*]
   16        [*]
   17        [*]
   18        [*]
   19        [*]
   20        [*]

E) NET CREDITED RATE
[*] for all durations.

                                AMENDMENT NO. II

                          To the Reinsurance Agreement

                                     Between

           The Manufacturers Life Insurance Company of North America
                                      And
                      PaineWebber Life Insurance Company.

Except as hereinafter specified all terms and conditions of the Reinsurance Agreement effective the 31st day of December, 1994, amendments and addenda attached thereto, shall apply, and this Amendment is to be attached to and made a part of the aforesaid Agreement.

It is mutually agreed that effective the 15th day of March, 1999;

A. ARTICLE VI, Paragraph 5, Adjustment for Transfers Involving the Fixed Accounts, is revised as attached.

B.   ARTICLE VIII, Paragraph 5, Duration and Recapture, is revised as attached.

C.   Schedule A, Annuities and Risks Reinsured, is revised as attached.

D.   Schedule D, Commission Schedules, is as attached.

IN WITNESS WHEREOF, the Company and PaineWebber Life Insurance Company have caused their names to be subscribed and duly attested hereunder by their respective Authorized Officers.

The Manufactures Life Insurance Company of North America


By: /s/ Hugh McHaffie                   Attest: /s/ illegible
    ---------------------------------           --------------------------------
Title: VP US Annuities                  Title: AVP Product Development
Date: June 14, 1999                     Date: June 14, 1999


PaineWebber Life Insurance Company


By: /s/ illegible                       Attest: /s/ illegible
    ---------------------------------           --------------------------------
Title: Vice President                   Title: Vice President
Date: June 16, 1999                     Date: June 16, 1999

THE MANUFACTURERS LIFE INSURANCE COMPANY OF NORTH AMERICA
REINSURANCE AGREEMENT EFFECTIVE DECEMBER 31, 1994
AMENDMENT II EFFECTIVE MARCH 15, 1999

                                   ARTICLE VI

              ADJUSTMENT FOR TRANSFERS INVOLVING THE FIXED ACCOUNTS

5. The Exchange Factors for each policy duration are shown below:

For contracts covered under Schedule A, the following Exchange Factors are a percentage of the Account Value transferred

POLICY DURATION   COMMISSION   COMMISSION   COMMISSION
    (YEARS)        OPTION A     OPTION B     OPTION C
---------------   ----------   ----------   ----------
 1                    [*]          [*]          [*]
 2                    [*]          [*]          [*]
 3                    [*]          [*]          [*]
 4                    [*]          [*]          [*]
 5                    [*]          [*]          [*]
 6                    [*]          [*]          [*]
 7                    [*]          [*]          [*]
8+                    [*]          [*]          [*]

THE MANUFACTURERS LIFE INSURANCE COMPANY OF NORTH AMERICA
REINSURANCE AGREEMENT EFFECTIVE DECEMBER 31, 1994
AMENDMENT II EFFECTIVE MARCH 15, 1999

                                  ARTICLE VIII

                             DURATION AND RECAPTURE

5. Internal Replacements. Should the Coding Company, its affiliates, successors, or assigns, initiates a formal program of Internal Replacement that would include any of the annuities reinsured hereunder, that Coding Company will immediately notify the Reinsurer. For purposes of this Agreement, the term "Internal Replacement" means any instance in which an annuity or any portion of the cash value of an annuity which is written by the Coding Company, its affiliates, successors, or assigns, is exchanged for another policy or annuity.

     The Reinsurer will participate on a quota share basis in any expense associated with that program provided the reinsurance coverage will continue under this agreement for the new policy. The quota share percentage for the new policy will be same as that for the replaced policy, except when the new policy is otherwise covered by this Agreement, and the quota share percentage on the old and new policies are different. In that case, the quota share percentage will be that of the new policy which would otherwise be applicable under this Agreement, and an amount will be paid which is equal to (i) minus (ii) where:

     (i) equals the amount value in the Separate Account of the new policy times the quota share percentage of new policy times the Internal Replacement Exchange Factor below:

     (ii) equals the amount value in the Separate Account of the old policy times the quota share percentage of the old policy times the Internal Replacement Exchange Factor below:

     For contracts covered under Schedule A, the following Internal Replacement Exchange Factors are a percentage of the Account Value transferred.

POLICY DURATION   COMMISSION   COMMISSION   COMMISSION
    (YEARS)        OPTION A     OPTION B     OPTION C
---------------   ----------   ----------   ----------
 1                    [*]          [*]          [*]
 2                    [*]          [*]          [*]
 3                    [*]          [*]          [*]
 4                    [*]          [*]          [*]
 5                    [*]          [*]          [*]
 6                    [*]          [*]          [*]
 7                    [*]          [*]          [*]
8+                    [*]          [*]          [*]

     If the amount calculated above is positive, it will be paid to the Coding Company by the Reinsurer. If the amount calculated above is negative, it will be paid to the Reinsurer by the Coding Company.

     The Coding Company, its affiliates, successors, or assigns will not initiate a program of internal replacement that includes any annuities reinsured hereunder, to policies or annuities that are not covered under this Agreement, without the Reinsured consent unless the volume of such internal replacements is incidental. The Reinsurer and the Company must mutually agree to the volume of internal replacements to be considered incidental.

THE MANUFACTURERS LIFE INSURANCE COMPANY OF NORTH AMERICA
REINSURANCE AGREEMENT EFFECTIVE DECEMBER 31, 1994
AMENDMENT II EFFECTIVE MARCH 15, 1999

                             DURATION AND RECAPTURE

     Any incident Internal replacement as an annuity not covered under this Agreement will cause the reinsurance coverage under the Agreement to terminate for that policy. In that case, the Coding Company will pay the Reinsure an amount equal to (i) times (ii) where:

     (i) equals the amount value in the Separate Account recaptured by the Coding Company:

     (ii) equals the Recapture Factor below:

     For contracts covered under Schedule A, the following Recapture Factors are a percentage of the Account Value transferred.

POLICY DURATION   COMMISSION   COMMISSION   COMMISSION
    (YEARS)        OPTION A     OPTION B     OPTION C
---------------   ----------   ----------   ----------
 1                    [*]          [*]          [*]
 2                    [*]          [*]          [*]
 3                    [*]          [*]          [*]
 4                    [*]          [*]          [*]
 5                    [*]          [*]          [*]
 6                    [*]          [*]          [*]
 7                    [*]          [*]          [*]
8+                    [*]          [*]          [*]

     The Reinsurer will not participate not reinsure Internal Replacements, where the original policy was not covered by this Agreement.

THE MANUFACTURERS LIFE INSURANCE COMPANY OF NORTH AMERICA
REINSURANCE AGREEMENT EFFECTIVE DECEMBER 31, 1994
AMENDMENT II EFFECTIVE MARCH 15, 1999

                                   SCHEDULE A

                          ANNUITIES AND RISK REINSURED

Annuities and Risks Reinsured: The amount of reinsurance under this Agreement will be a percent quota share of the Coding Company's net liability, with respect to the separate account, on those variable annuities and the corresponding state and group variations thereof listed below that are issued by the Ceding Company and sold by PaineWebber Affiliates listed below. Policies included in the Initial Consideration calculation of the Article II, paragraph I, will be included in this Agreement in the agency of record as of the Effective Date of the Agreement is one of the PaineWebber Affiliates listed below. Any policies covered under this Agreement will continue to be covered even if the agency of record is changed subsequent to the Effective Date of this Agreement.

                         Venture Variable Annuity Plans

Description                                              Policy Form Numbers                  Quota Share
------------                          -----------------------------------------------------   -----------
Category A - Individual Contracts     All Contracts beginning with form number 207, except:       [*]
with a 6 year surrender charge and
a 6 year step-up death benefit.       (i)   Exclude form 207- VFA-NY

ALL COMMISION OPTIONS                 (ii)  Include form VFA-MN

Category B - Individual Contracts     All Contracts beginning with form number 207                [*]
with a 6 year surrender charge and    which have form ENDORSEMENT.005 attached, except:
a yearly step-up death benefit.
                                      (i)   Exclude form 207- VFA-NY
ALL COMMISION OPTIONS
                                      (ii)  Include form VFA-MN with form ENDORSEMENT
                                            .005 attached

                                      (iii) include contracts in Montana with form
                                            ENDORSEMENT.005.94 attached

Category C - Group Contracts with a   All certificates with form VFA-CERT                         [*]
6 year surrender charge and a 6
year step-up death benefit.
ALL COMMISION OPTIONS

Category D - Group Contracts with a   All certificates with form VFA-CERT which have              [*]
6 year surrender charge and a         ENDORSEMENT .007 attached
yearly step-up death benefit.
ALL COMMISION OPTIONS

THE MANUFACTURERS LIFE INSURANCE COMPANY OF NORTH AMERICA
REINSURANCE AGREEMENT EFFECTIVE DECEMBER 31, 1994
AMENDMENT II EFFECTIVE MARCH 15, 1999

                          ANNUITIES AND RISKS REINSURED

Description                                   Policy Form Numbers                     Quota Share
-----------                           ---------------------------------   -------------------------------
Category E - Individual Contracts     All contracts with forms numbers    [*] for contracts issued on or
with a 7 year surrender charge and    VENTURE.001, VENTURE.001.94, AND    before December 31, 1996. [*]
a yearly step-up death benefit.       VENTURE.005.                        for contract issued on or after
ALL COMMISSION OPTIONS                                                    January 1, 1997.

Category F - Group Contracts with a   All certificates with form number   [*] for contracts issued on or
7 year surrender charge and a         VENTURE.003                         before December 31, 1996. [*]
yearly step-up death benefit.                                             for contract issued on or after
ALL COMMISSION OPTIONS                                                    January 1, 1997.

PaineWebber Affiliates                Tax ID Number
----------------------                -------------
PWJC Agency Inc.                         51-012742
PWJC Sales Agency                       13-2769203
PWJC Insurance Agency Massachusetts     04-2535723
PWJC Insurance Sales Arizona            13-3103027
PWJC Agency Illinois                    13-3117185
PWJC Insurance Agency Oklahoma          73-1065402
PWJC Insurance Sales Wyoming            63-0242350
PWJC Insurance Sales Montana, Inc.      81-0368992
PW Insurance Agency of Ohio             13-3432079
PW Insurance Agency Arkansas            13-3432081
PWJC Insurance Agency Texas             74-1976248
Rotan Mosle Insurance Agency, Inc.     74-181-3848

"Net Liability", as used in this Agreement, means the Ceding Company's liability on the annuities reinsured hereunder, less amounts recoverable from other reinsurance.

THE MANUFACTURERS LIFE INSURANCE COMPANY OF NORTH AMERICA
REINURANCE AGREEMENT EFFECTIVE DECEMBER 31, 1994
AMENDMENT II EFFECTIVE MARCH 15, 1999

                                   SCHEDULE D

                              COMMISSION SCHEDULES

TYPE OF CONTRACT                                   COMMISSION
----------------            ----------------------------------------------------
VENTURE:                    Option A (formerly Option NT): (No Trail)

(Forms beginning with       -   Commission is a percentage of purchase
207, Venture.001,               payments received.
Venture.002, Venture.003,
Venture.005)                Issue Age*   Commission Percentage
                            ----------   ---------------------
                               00-80              [*]
                               81-85              [*]

                            Option B (formerly Option T): (Trail)

Option A, B or C may        -   Commission is a percentage of purchase
be elected on a policy          payments received.
by policy basis. After
issuance the election       Issue Age*   Commission Percentage
is irrevocable. If no       ----------   ---------------------
election is indicated, an      00-80              [*]
irrevocable election of        81-85              [*]
Option A will be made
by Manulife North           -   [*] annual trail contract years 2 through 7;
America.
                                -    Paid on calendar quarters based on actual
                                     account value at calendar quarter end.

                                - Accrues commence 18 months following any payment.

                                - Accrues commence on FIXED account values following 5th contract anniversary.

                            - [*] annual trail on account values in contract years 8+;

                                - For forms beginning with 207, [*] annual trail on account values begins in contract year 7.

                                - Not applicable to contracts issued prior to September 3, 1996 ([*] annual trail on both variable and fixed account values continues to apply in contract years 7+).

                            Option C: (Level Trail)

                            - Commission is a percentage of purchase payments received.

                            Issue Age*   Commission Percentage
                            ----------   ---------------------
                               00-80              [*]
                               81-85              [*]

                            - [*] annual trail on variable accounts, [*] annual trail on fixed accounts.

* Age of oldest owner (oldest annuitant in the case of forms beginning 207-VFA) on the issue date.

THE MANUFACTURERS LIFE INSURANCE COMPANY OF NORTH AMERICA
REINSURANCE AGREEMENT EFFECTIVE DECEMBER 31, 1994
AMENDMENT II EFFECTIVE MARCH 15, 1999

                                AMENDMENT NO. III

                          To the Reinsurance Agreement

                                     Between

            The Manufacturers Life Insurance Company of North America

                                       And

                       PAINEWEBBER LIFE INSURANCE COMPANY

WHEREAS, the The Manufacturers Life Insurance Company of North America intends to merge with or assign its policies to its affiliate. The Manufacturers Life Insurance Company(U.S.A.) ("ManUSA");

NOW THEREFORE, in consideration of the mutual agreements, promises and covenants provided herein, the parties agree as follows:

Expect as hereinafter specified, all terms and conditions of the Reinsurance Agreement effective the 31st day of December, 1994, amendments and addenda attached thereto, shall apply, and this Amendment is to be attached to and made a part of the afforesaid Agreement.

All references to "The Manufacturers Life Insurance Company of North America" or "the Ceding Company" shall be changed to or shall refer to ManUSA.

This Amendment shall be effective January 1, 2002.

IN WITNESS WHEREOF, the Manufacturers Life Insurance Company of North America and PaineWebber have caused their names to be subscribed and duly attested hereunder by their respective Authorized Officers.

The Manufacturers Life Insurance Company of North America


By: /s/ illegible                       Attest: /s/ illegible
    ---------------------------------           --------------------------------
Title: illegible                        Title: illegible
Date: 11-8-2001                         Date: 11-8-2001

THE MANUFACTURERS LIFE INSURANCE                               PAINEWEBBER LIFE
COMPANY OF NORTH AMERICA                                       INSURANCE COMPANY
EFFECTIVE DECEMBER 31, 1994                                    PREPARED 10/18/01
AMENDMENT III EFFECTIVE JANUARY 1, 2002

PAINEWEBBER LIFE INSURANCE COMPANY


By: /s/ illegible                       Attest: /s/ illegible
    ---------------------------------           --------------------------------
Title: PRESIDENT                        Title: SENIOR VICE PRESIDENT
Date: 11/13/01                          Date: 11/13/01

THE MANUFACTURERS LIFE INSURANCE                               PAINEWEBBER LIFE
COMPANY OF NORTH AMERICA                                       INSURANCE COMPANY
EFFECTIVE DECEMBER 31, 1994                                    PREPARED 10/18/01
AMENDMENT III EFFECTIVE JANUARY 1, 2002

                                AMENDMENT NO. IV

                          To the Reinsurance Agreement

                                     Between

            The Manufacturers Life Insurance Company of North America

                                       And

                       PAINEWEBBER LIFE INSURANCE COMPANY

Except as hereinafter specified, all terms and conditions of the Reinsurance Agreement effective the 31st day of December, 1994, amendments and addenda attached thereto, shall apply, and this Amendment is to be attached to and made a part of the aforesaid Agreement.

The parties agree as follows:

The Reinsurance Agreement shall terminate for all new business effective at midnight on December 31, 2001.

The Manufacturers Life Insurance Company of North America shall no longer cede and PaineWebber will no longer accept reinsurance under this Agreement.

Reinsurance in force hereunder will continue to be governed by the terms and conditions of the Agreement until the termination or expiry of each reinsurance cession.

This Amendment shall be effective December 31, 2001.

IN WITNESS WHEREOF, the The Manufacturers Life Insurance Company of North America and PaineWebber have caused their names to be subscribed and duly attested hereunder by their respective Authorized Officers.

The Manufacturers Life Insurance Company of North America


By: illegible                           Attest: illegible
    ---------------------------------           --------------------------------
Title: illegible                        Title: illegible
Date: 11/30/2001                        Date: 11-30-2001

THE MANUFACTURERS LIFE INSURANCE                                PAINEWEBBER LIFE
COMPANY OF NORTH AMERICA                                       INSURANCE COMPANY
EFFECIVE DECEMBER 31, 1994                                     PREPARED 11/30/01
AMENDMENT IV EFFECTIVE DECEMBER 31, 2001

PAINEWEBBER LIFE INSURANCE COMPANY


By: illegible                           Attest: illegible
    ---------------------------------           --------------------------------
Title: President                        Title: SENIOR VICE PRESIDENT
Date: 1/22/02                           Date: illegible

THE MANUFACTURERS LIFE INSURANCE                                PAINEWEBBER LIFE
COMPANY OF NORTH AMERICA                                       INSURANCE COMPANY
EFFECTIVE DECEMBER 31, 1994                                    Prepared 11/30/01
AMENDMENT IV EFFECTIVE DECEMBER 31, 2001